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                          AMENDMENT NO. 4
                        TO CREDIT AGREEMENT

          This Amendment No. 4 is entered into as of September 27, 1995, between TRANS LEASING INTERNATIONAL, INC., a Delaware corporation (the "Company"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("First Union"), individually and as Agent.

          The parties hereto are the parties to a Credit Agreement dated as of December 9, 1994 (as amended through the date hereof, the "Credit Agreement") and desire to extend the Conversion Date, to change the Revolving Loan Commitment Amount and to increase the interest rate. All capitalized terms used herein shall have the same meanings as in the Credit Agreement.

          NOW THEREFORE, in consideration of the foregoing premises and the agreements hereinafter set forth, and for the good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Amendments. (a) Section 1.1 of the Credit Agreement is amended by substituting the date March 31, 1996 for the date September 30, 1995 in the definition of Conversion Date, (b) (i)
Section 1.1 of the Credit Agreement is amended by substituting the figure $30,000,000 for the figure $15,000,000 in clause (b) of the definition of Revolving Loan Commitment Amount and (ii) the signature page of the Credit Agreement is amended by substituting the figure $30,000,000 for the figure $15,000,000 thereon, (c) on and after the earlier of (i) October 13, 1995 and (ii) the closing date of the sale of the Notes described in the preliminary prospectus supplement dated September 18, 1995 to the form S-3 registration statement of TL Lease Funding Corp. IV (file No. 33-95108) (A) the provisions set forth in Section 1(b) hereof shall no longer be effective and (B) (1) Section 1.1 of the Credit Agreement is amended by substituting the figure $15,000,000 for the figure $30,000,000 in clause (b) of the definition of Revolving Loan Commitment Amount and (2) the signature page of the Credit
Agreement is amended by substituting the figure $15,000,000 for the figure $30,000,000 thereon, and (d) on and after January 1, 1996
(i) Section 1.1 of the Credit Agreement is amended by adding the phrase, "plus seventy-five basis points (.75%) per annum" to the end of the first sentence of the definition of Reference Rate and
(ii) Section 5.1(b) of the Credit Agreement is amended by substituting the phrase "one hundred fifty basis points (1.50%)" for the phrase "seventy-five basis points (.75%)" therein.

          2. No Further Amendment. Except as set forth above, the Credit Agreement shall continue in full force and effect without modification.

          3. Effectiveness; Note. This Amendment shall become effective upon the execution and delivery by the Company and by
First Union of a copy of this Amendment and the execution and delivery by the Company of a substitute promissory note reflecting the amendment set forth in Section 1(b). This Amendment may be executed in two counterparts, each of which shall be an original, but all of which will constitute one  and the same instrument.
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          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                         TRANS LEASING INTERNATIONAL, INC.


                         By:_____________________________________
                         Title:___________________________________


                         FIRST UNION NATIONAL BANK OF NORTH
                           CAROLINA, individually and as Agent


                         By:______________________________________
                         Title:____________________________________